EX-99.77C

Dreyfus Short Intermediate Government Fund (the "Fund")

Special Shareholder Meeting held on December 18, 2002

Proposal: To approve changes to certain of the fund's fundamental policies and investment restrictions to expand the ability to invest in other investment companies.

Shareholder/Proxy voting results were as follows:


December 18, 2002
                              % of Outstanding      % of
               Shares              No. of Shares
               Shares            Present
               ---------------  ----------------  ----------
               ------


Affirmative       18,346,117            41.559%
81.857%
    Against        3,123,738             7.069%
13.923%
    Abstain          946,626               2.142%
4.220%

    TOTAL         22,434,482            50.770%
100.000%


Proposal: To approve changes to certain of the Fund's fundamental policies and investment restrictions to permit futures and options transactions.

Shareholder/Proxy voting results were as follows:

                                        % of Outstanding   %
of Shares
                       No. of Shares         Shares
Present
                    ---------------  ----------------  -----
-----------


Affirmative          16,825,844         38.078%
75.000%
Against               4,513,335           10.213%
20.118%
Abstain               1,095,303            2.479%
4.882%

TOTAL                22,434,482          50.770%
100.000%


Proposal:  To change the Fund's investment objective.

Shareholder/Proxy voting results were as follows:


                                      % of Outstanding
% of Shares
                        No. of Shares         Shares
Present
                    ---------------  ----------------  -----
-----------


Affirmative          17,367,326         39.303%
77.414%
Against               3,947,588               8.933%
17.596%
Abstain               1,119,567            2.534%
4.990%

TOTAL                22,434,482         50.770%
100.000%

Special Shareholder Meeting held on March 18, 2003

Proposal: To approve to amend the Fund's charter to permit the issuance of additional classes of shares.

Shareholder/Proxy voting results were as follows:

March 18, 2003
                                        % of Outstanding   %
of Shares
                         No. of Shares         Shares
Present
                    ---------------  ----------------  -----
-----------

Affirmative          20,872,408.367        47.235%
76.491%
Against               4,718,727.601        10.679%
17.292%
Abstain               1,696,329.621         3.839%
6.217%

TOTAL                27,287,465.595           61.753%
100.000%